September 11, 2009

GENEREX BIOTECHNOLOGY CORPORATION
33 Harbour Square, Suite 202
Toronto, Ontario, Canada M5J2G2

Re:           Engagement Agreement

Dear Sirs:

The purpose of this engagement letter is to outline the agreement pursuant to which Maxim Group LLC (“Maxim”) will act as a non-exclusive placement agent to Generex Biotechnology Corporation, I.R.S. Employer Identification No. 98-0178636 (collectively, with its subsidiaries and affiliates, the “Company”) in connection with the proposed registered direct offering (the “Offering”) of warrants and shares of common stock, par value $.001 per share (collectively, the “Securities”) of the Company.  The terms of such Offering and the Securities shall be mutually agreed upon by the Company and the purchasers (each, a “Purchaser” and collectively, the “Purchasers”) and nothing herein constitutes that Maxim would have the power or authority to bind the Company or any Purchaser or an obligation for the Company to issue any Securities or complete the Offering. This Agreement and the documents executed and delivered by the Company and the Purchasers in connection with the Offering shall be collectively referred to herein as the “Transaction Documents.”  The date of the closing of the Offering shall be referred to herein as the “Closing Date.”  The Company expressly acknowledges and agrees that Maxim’s obligations hereunder are on a reasonable best efforts basis only and that the execution of this Agreement does not constitute a commitment by Maxim to purchase the Securities and does not ensure the successful placement of the Securities or any portion thereof or the success of Maxim with respect to securing any other financing on behalf of the Company.

The terms of our agreement in principle are as follows:

1.           The Company hereby engages Maxim, for the period beginning on the date hereof and ending on September 15, 2009, unless sooner terminated pursuant to the terms of this engagement letter agreement (the “Engagement Period”), to act as the Company’s non-exclusive placement agent in connection with the proposed Offering.  Maxim agrees that, in connection with the Offering, it will: (i) advise on pricing, and other terms and conditions of the Offering, (ii) provide guidance on general market conditions and their impact on the Offering, and (iii) assist the Company in drafting and assisting in the  presentation that may be used to market the Offering to existing and potential investors, describing the proposed capital raising, the Company’s history and performance to date, track records of key executives, highlights of the Company’s business plan and the intended use of proceeds from the Offering, and (iv) introduce the Company to potential investors and broker-dealers representing potential investors, and assist with the scheduling of presentations.

2.           The Offering shall consist of the issuance by the Company of up to $14,350,000 worth of Securities. Maxim will act as a non-exclusive placement agent of the Offering, subject to, among other things, completion of Maxim’s due diligence examination of the Company and its affiliates.

{00106182.DOC.2}Members FINRA & SIPC
405 Lexington Ave. * New York, NY 10174 * tel (212) 895-3500 * (800) 724-0761 * fax (212) 895-3783 * www.maximgrp.com
New York, NY * Long Island, NY * Red Bank, NJ * Baltimore, MD

3.           The Company agrees that it will not hold Maxim liable or responsible for the failure of the Offering in the event that the Offering is not consummated, either in whole or in part, for any reason.

4.           The terms and conditions of the Offering shall be the subject of continuing discussions between the Company and Maxim and will be based on market and general economic conditions, the prospects and/or forecasts of the Company and other factors.

The Company represents and warrants to, and agrees with, Maxim that:

(A)     The Company filed with the Securities and Exchange Commission (the “Commission”) on December 22, 2006 a registration statement on Form S-3 (Registration File No.333-139637) under the Securities Act of 1933, as amended (the “Securities Act”), as amended by Pre-Effective Amendment No. 1 on January 1, 2007 which was declared effective on February 23, 20007 for the registration under the Securities Act of the Securities. At the time of such filing, the Company met the requirements of Form S-3 under the Securities Act.  Such registration statement meets the requirements set forth in Rule 415(a)(1)(x) under the Securities Act and complies with said Rule. The Company will file with the Commission pursuant to Rule 424(b) under the Securities Act, and the rules and regulations (the “Rules and Regulations”) of the Commission promulgated thereunder, a supplement to the form of prospectus included in such registration statement relating to the placement of the Securities and the plan of distribution thereof and has advised the placement agent of all further information (financial and other) with respect to the Company required to be set forth therein. Such registration statement, including the exhibits thereto, as amended at the date of this agreement, is hereinafter called the “Registration Statement”; such prospectus in the form in which it appears in the Registration Statement is hereinafter called the “Base Prospectus”; and the supplemented form of prospectus, in the form in which it will be filed with the Commission pursuant to Rule 424(b) (including the Base Prospectus as so supplemented) is hereinafter called the “Prospectus Supplement.” Any reference in this agreement to the Registration Statement, the Base Prospectus or the Prospectus Supplement shall be deemed to refer to and include the documents incorporated by reference therein (the “Incorporated Documents”) pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the date of this agreement, or the issue date of the Base Prospectus or the Prospectus Supplement, as the case may be; and any reference in this agreement to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus or the Prospectus Supplement shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this agreement, or the issue date of the Base Prospectus or the Prospectus Supplement, as the case may be, deemed to be incorporated therein by reference. All references in this agreement to financial statements and schedules and other information which is “contained,” “included,” “described,” “referenced,” “set forth” or “stated” in the Registration Statement, the Base Prospectus or the Prospectus Supplement (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Base Prospectus or the Prospectus Supplement, as the case may be.  No stop order suspending the effectiveness of the Registration Statement or the use of the Base Prospectus or the Prospectus Supplement has been issued, and no proceeding for any such purpose is pending or has been initiated or, to the Company's knowledge, is threatened by the Commission.

{00106182.DOC.2}Members FINRA & SIPC
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(B)           The Registration Statement (and any further documents to be filed with the Commission) contains all exhibits and schedules as required by the Securities Act. Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the Securities Act and the Exchange Act and the applicable Rules and Regulations and did not and, as amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Base Prospectus and the Prospectus Supplement, each as of its respective date, comply, or will compy, as the case may be, in all material respects with the Securities Act and the Exchange Act and the applicable Rules and Regulations. Each of the Base Prospectus and the Prospectus Supplement, as amended or supplemented, did not and will not contain as of the date thereof any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the applicable Rules and Regulations, and none of such documents, when they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein (with respect to Incorporated Documents incorporated by reference in the Base Prospectus or Prospectus Supplement), in light of the circumstances under which they were made not misleading; and any further documents so filed and incorporated by reference in the Base Prospectus or Prospectus Supplement, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the applicable Rules and Regulations, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No post-effective amendment to the Registration Statement reflecting any facts or events arising after the date thereof which represent, individually or in the aggregate, a fundamental change in the information set forth therein is required to be filed with the Commission.  There are no documents required to be filed with the Commission in connection with the transaction contemplated hereby that (x) have not been filed as required pursuant to the Securities Act or (y) will not be filed within the requisite time period. There are no contracts or other documents required to be described in the Base Prospectus or Prospectus Supplement, or to be filed as exhibits or schedules to the Registration Statement, which have not been described or filed as required.

(C)           [intentionally deleted]

(D)           The Company has delivered, or will as promptly as practicable deliver, to Maxim copies of the Base Prospectus and the Prospectus Supplement, as amended or supplemented, in such quantities and at such places as Maxim reasonably requests.  Neither the Company nor any of its directors and officers has distributed and none of them will distribute, prior to the Closing Date, any offering material in connection with the offering and sale of the Securities other than the Base Prospectus, the Prospectus Supplement, the Registration Statement, copies of the documents incorporated by reference therein and any other materials permitted by the Securities Act.

5.            In consideration for its services in the Offering, Maxim shall be entitled to the following payments:

(a)           a cash fee payable immediately upon the Closing Date equal to 4% of the aggregate gross proceeds received by the Company on the Closing Date from an investor(s) introduced by Maxim, in connection with the Offering (but not including any dollar amounts received by the Company subsequent to the Closing Date as a consequence of the exercise of any warrants issued by the Company in connection with the Offering);

(b)           a cash fee payable immediately upon the Closing Date equal to 2% of the aggregate gross proceeds received by the Company on the Closing Date from an investor(s) that was not introduced to the Offering by Maxim or another registered broker-dealer (but not including any dollar amounts received by the Company subsequent to the Closing Date as a consequence of the exercise of any warrants issued by the Company in connection with the Offering); and

{00106182.DOC.2}Members FINRA & SIPC
405 Lexington Ave. * New York, NY 10174 * tel (212) 895-3500 * (800) 724-0761 * fax (212) 895-3783 * www.maximgrp.com
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(c)           at each Closing, the Company shall issue to Maxim, or its permitted assigns, warrants (the “PA Warrants”) to purchase that number of shares of common stock of the Company equal to (A) two and a half percent (2.5%) of the sum of (i) the number of shares of common stock of the Company issued at each such Closing, and (ii) the number of shares of common stock issuable by the Company upon exercise or conversion of any and all convertible securities issued at each such Closing, from an investor(s) introduced by Maxim, and (B) one and one-quarter percent (1.25%) of the sum of (i) the number of shares of common stock of the Company issued at each such Closing, and (ii) the number of shares of common stock issuable by the Company upon exercise or conversion of any and all convertible securities issued at each such Closing, to an investor(s) that was not introduced to the Offering by Maxim or another registered broker-dealer. The shares underlying the PA Warrants shall be covered by the Registration Statement on Form S-3, as amended by Pre-Effective Amendment No. 1 thereto (Registration File no. 333-139637) that the Company filed with the Securities and Exchange Commission as part of a “shelf” registration process, as supplemented by the filing of the Prospectus Supplement on Form 424(b)5 in respect of the Closing. The PA Warrants shall be exercisable for five (5) years, shall provide for cashless exercise in the event there is no registration statement covering the underlying warrant shares, and shall not be callable or redeemable by the Company. The exercise price of the PA Warrants shall be the same exercise price as in the Warrants issued to the Investors. The Company agrees that Maxim may direct to whom the PA Warrants are to be issued, subject to compliance with Federal and State securities laws.

6.           The Company shall be responsible for and pay all expenses relating to the Offering, including, without limitation, all filing fees relating to the registration of the Securities to be sold in the Offering with the Commission, provided that any and all filing fees relating to the review of the Offering materials by the Financial Industry Regulatory Authority, Inc. (“FINRA”) shall be solely for the account of Maxim; all fees and expenses relating to the listing of such Securities on the exchange where the Securities are (or will be) listed; all fees, expenses and disbursements relating to the registration or qualification of the Securities under the “blue sky” securities laws of any states or other jurisdictions; the costs of  mailing and printing all of the Offering documents, Registration Statements, Prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final Prospectuses as Maxim may reasonably deem necessary; the costs and expenses of any public relations or solicitation firm hired by the Company in connection with the Offering; the costs of preparing, printing and delivering certificates representing  the fees and expenses of the Company’s accountants and the fees and expenses of the Company’s legal counsel and other agents and representatives.    Any expenses in excess of $1,000 shall be subject to the prior approval by the Company, which approval shall not be unreasonably withheld or delayed.  All of Maxim’s reasonable expenses below the $1,000 threshold shall be reimbursed promptly by the Company.  Notwithstanding anything to the contrary contained herein, Maxim shall be solely responsible for any legal fees payable to legal counsel representing Maxim in connection with this Agreement and the consummation of the transactions contemplated hereby.

7.           [intentionally deleted]

8.           The Offering shall be conditioned upon, among other things, the following:

              (a)            Satisfactory completion by Maxim of its due diligence investigation and analysis of: (i) the Company’s arrangements with its officers, directors, employees, affiliates, customers and suppliers, (ii) the audited historical financial statements of the Company as may be required by the Exchange Act and rules and regulations of the Commission thereunder for inclusion in a Registration Statement, and (iii) the Company’s FORM 10-K for the fiscal year ended July 31, 2008;

   (b)           The continued listing of the Common Stock on NasdaqCM.

9.           Notwithstanding any termination of this engagement letter pursuant to the terms hereof or otherwise, if on or before the date that is twelve (12) months following the consummation of the Offering, the Company enters into a commitment or letter of intent relating to any offering of equity securities of the Company, including any rights or securities convertible or exercisable into equity securities with any participants in the Offering introduced by Maxim during the Engagement Period, Maxim shall be deemed the selling agent for any such subsequent offering (but only in respect of such participants) and shall be paid, at and subject to the closing of any such offering or financing, the cash compensation described in, and in accordance with the terms and provisions of, Sections 5 and 6 above.

{00106182.DOC.2}Members FINRA & SIPC
405 Lexington Ave. * New York, NY 10174 * tel (212) 895-3500 * (800) 724-0761 * fax (212) 895-3783 * www.maximgrp.com
New York, NY * Long Island, NY * Red Bank, NJ * Baltimore, MD

This agreement does not create, and shall not be construed as creating rights enforceable by any person or entity not a party hereto, except those entitled hereto by virtue of the Indemnification Provisions hereof.  The Company acknowledges and agrees that Maxim is not and shall not be construed as a fiduciary of the Company and shall have no duties or liabilities to the equity holders or the creditors of the Company or any other person by virtue of this agreement or the retention of Maxim hereunder, all of which are hereby expressly waived.

The obligations of Maxim and the closing of the sale of the Securities hereunder are subject to the accuracy, when made and on the Closing Date, of the representations and warranties on the part of the Company and its Subsidiaries contained herein, to the accuracy of the statements of the Company and its Subsidiaries made in any certificates pursuant to the provisions hereof, to the performance by the Company and its Subsidiaries of their obligations hereunder, and to each of the following additional terms and conditions:

(A)         No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission, and any request for additional information on the part of the Commission (to be included in the Registration Statement, the Base Prospectus or the Prospectus Supplement or otherwise) shall have been complied with to the reasonable satisfaction of Maxim.  Any filings required to be made by the Company in shall have been timely filed with the Commission.

(B)          Maxim shall not have discovered and disclosed to the Company on or prior to the Closing Date that the Registration Statement, the Base Prospectus or the Prospectus Supplement or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for Maxim, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(C)          All corporate proceedings and other legal matters incident to the authorization, form, execution, delivery and validity of each of this agreement, the Securities, the Registration Statement, the Base Prospectus and the Prospectus Supplement and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for Maxim, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(D)          Maxim shall have received from outside counsel to the Company such counsel’s written opinion, addressed to Maxim and the Purchasers dated as of the Closing Date, in form and substance reasonably satisfactory to Maxim, substantially identical to that provided to the Purchasers.

(E)           Neither the Company nor any of its Subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Base Prospectus, any loss or interference with its business from fire, explosion, flood, terrorist act or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in or contemplated by the Base Prospectus and (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its Subsidiaries or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its Subsidiaries, otherwise than as set forth in or contemplated by the Base Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of Maxim, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated by the Base Prospectus and the Prospectus Supplement.

{00106182.DOC.2}Members FINRA & SIPC
405 Lexington Ave. * New York, NY 10174 * tel (212) 895-3500 * (800) 724-0761 * fax (212) 895-3783 * www.maximgrp.com
New York, NY * Long Island, NY * Red Bank, NJ * Baltimore, MD

(F)           The Securities are registered under the Exchange Act and, as of the Closing Date, the Securities shall be listed and admitted and authorized for trading on the Nasdaq Capital Market Exchange, and satisfactory evidence of such actions shall have been provided to Maxim.  The Company shall have taken no action designed to, or likely to have the effect of terminating the registration of the Securities under the Exchange Act or delisting or suspending from trading the Securities from the Nasdaq Capital Market Exchange, nor has the Company received any information suggesting that the Commission or the Nasdq Capital Market Exchange is contemplating terminating such registration or listing.

(G)           Subsequent to the execution and delivery of this Agreement, there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the Nasdaq National Market or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum or Maximum prices or Maximum ranges for prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (iii) the United States shall have become engaged in hostilities in which it is not currently engaged, the subject of an act of terrorism, there shall have been an escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States, or (iv) there shall have occurred any other calamity or crisis or any change in general economic, political or financial conditions in the United States or elsewhere, if the effect of any such event in clause (iii) or (iv) makes it, in the sole judgment of Maxim, impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated by the Base Prospectus and the Prospectus Supplement.

(H)          No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Securities or materially and adversely affect or potentially and adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Securities or materially and adversely affect or potentially and adversely affect the business or operations of the Company.

(I)           The Company shall have prepared and filed with the Commission a Current Report on Form 8-K with respect to the Offering, including as an exhibit thereto this Agreement.

(J)           The Company shall have entered into subscription agreements with each of the purchasers and such agreements shall be in full force and effect and shall contain representations and warranties of the Company as agreed between the Company and the purchasers.

(K)          FINRA hall have raised no objection to the fairness and reasonableness of the terms and arrangements of this Agreement.

(L)           Prior to the Closing Date, the Company shall have furnished to Maxim such further information, certificates and documents as the Placement Agent may reasonably request.

{00106182.DOC.2}Members FINRA & SIPC
405 Lexington Ave. * New York, NY 10174 * tel (212) 895-3500 * (800) 724-0761 * fax (212) 895-3783 * www.maximgrp.com
New York, NY * Long Island, NY * Red Bank, NJ * Baltimore, MD

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for Maxim.

10.           Except as provided in Paragraph 1 hereof, this Paragraph 10 and Paragraphs 5, 6, 9, 10, 13, 15, 16 and 17 hereof (which Paragraphs are intended to be legally binding and enforceable on and against the Company and Maxim), this engagement letter is not intended to be a binding legal document. Subject to the last sentence of this Paragraph, the Company or Maxim may at any time terminate its further participation in the proposed transactions and the party so terminating shall have no liability to the other on account of any matters provided for herein.

11.           The Company represents and warrants to Maxim that the entry into this engagement letter or any other action of the Company in connection with the proposed Offering will not violate any agreement between the Company and any placement agent, financial advisor or other person or entity or otherwise trigger any liability or obligation of the Company pursuant to such agreements.

12.           Maxim reserves the right to reduce any item of its compensation or adjust the terms thereof as specified herein in the event that a determination and/or suggestion shall be made by FINRA to the effect that Maxim’s aggregate compensation is in excess of FINRA rules or that the terms thereof require adjustment; provided, however, the aggregate compensation otherwise to be paid to Maxim by the Company may not be increased above the amounts stated herein without the approval of the Company.

13.           Neither the Company nor any of its affiliates has made any offer or sale of any securities which are required to be “integrated” pursuant to the Act or the regulations thereunder with the offer and sale of the Shares.

14.           The Company covenants to adhere to all “gun jumping” and “quiet period” rules and regulations of the Commission prior to, during and following the consummation of the Offering.

15.           During the Engagement Period or until the Closing, the Company agrees to cooperate with Maxim and to furnish, or cause to be furnished, to Maxim, any and all information and data concerning the Company, its subsidiaries and the Offering that Maxim reasonably deems appropriate, including, without limitation, the Company’s acquisition plans and plans for raising capital or additional financing (the “Information”).  The Company shall provide Maxim reasonable access during normal business hours from and after the date of execution of this Agreement until the date of the Closing to all of the Company’s and its subsidiaries assets, properties, books, contracts, commitments and records and to the Company’s and its subsidiaries officers, directors, employees, appraisers, independent accountants, legal counsel and other consultants and advisors.  The Company represents and warrants to Maxim that all Information: (i) made available by the Company to Maxim or its agents and representatives, (ii) contained in any preliminary or final Prospectus prepared by the Company in connection with the Offering, and (iii) contained in any filing by the Company with any court or governmental regulatory agency, commission or instrumentality, will be complete and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading in light of the circumstances under which such statements are made.  The Company further represents and warrants to Maxim that all such Information will have been prepared by the Company in good faith and will be based upon assumptions which, in light of the circumstances under which they were made, are reasonable.  The Company acknowledges and agrees that in rendering its services hereunder, Maxim will be using and relying on such information (and information available from public sources and other sources deemed reliable by Maxim) without independent verification thereof by Maxim or independent appraisal by Maxim of any of the Company’s assets. Except as contemplated by the terms hereof or as required by applicable law, Maxim shall keep strictly confidential all non-public Information concerning the Company provided to Maxim.  No obligation of confidentiality shall apply to Information that: (a) is in the public domain as of the date hereof or hereafter enters the public domain without a breach by Maxim, (b) was known or became known by Maxim prior to the Company’s disclosure thereof to Maxim, (c) becomes known to Maxim from a source other than the Company, and other than by the breach of an obligation of confidentiality owed to the Company, (d) is disclosed by the Company to a third party without restrictions on its disclosure or (e) is independently developed by Maxim.  Maxim’s obligations of confidentiality hereunder shall extend to its employees.

{00106182.DOC.2}Members FINRA & SIPC
405 Lexington Ave. * New York, NY 10174 * tel (212) 895-3500 * (800) 724-0761 * fax (212) 895-3783 * www.maximgrp.com
New York, NY * Long Island, NY * Red Bank, NJ * Baltimore, MD

16.           This engagement letter shall be deemed to have been made and delivered in New York City and both this engagement letter and the transactions contemplated hereby shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York, without regard to the conflict of laws principles thereof.

17.           Each of Maxim and the Company: (i) agrees that any legal suit, action or proceeding arising out of or relating to this engagement letter and/or the transactions contemplated hereby shall be instituted exclusively in New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection which it may have or hereafter to the venue of any such suit, action or proceeding, and (iii) irrevocably consents to the jurisdiction of the New York Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding.  Each of Maxim and the Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company mailed by certified mail to the Company’s address shall be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding, and service of process upon Maxim mailed by certified mail to Maxim’s address shall be deemed in every respect effective service process upon Maxim, in any such suit, action or proceeding.  Notwithstanding any provision of this engagement letter to the contrary, the Company agrees that neither Maxim nor its affiliates, and the respective officers, directors, employees, agents and representatives of Maxim, its affiliates and each other person, if any, controlling Maxim or any of its affiliates, shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the engagement and transaction described herein except for any such liability for losses, claims, damages or liabilities incurred by us that are judicially determined (by an appellate court) to have resulted from the bad faith or gross negligence of such individuals or entities.  Maxim will act under this engagement letter as an independent contractor with duties to the Company.  Because Maxim will be acting on the Company’s behalf in this capacity, it is Maxim’s practice to receive indemnification.  A copy of Maxim’s standard indemnification form is attached to this engagement letter.

[Signature Page Follows]

{00106182.DOC.2}Members FINRA & SIPC
405 Lexington Ave. * New York, NY 10174 * tel (212) 895-3500 * (800) 724-0761 * fax (212) 895-3783 * www.maximgrp.com
New York, NY * Long Island, NY * Red Bank, NJ * Baltimore, MD

We are delighted at the prospect of working with you and look forward to a successful offering.  If you are in agreement with the foregoing, please execute and return two copies of this engagement letter to the undersigned.  This engagement letter may be executed in counterparts and by facsimile transmission.

Yours truly,

MAXIM GROUP LLC

By:	/s/ Salvatore Renzo
Salvatore Renzo,
Senior Vice President

By:	/s/ Clifford Teller
Clifford Teller
Executive Managing Director

ACCEPTED AND AGREED TO AS OF THE DATE FIRSTABOVE WRITTEN:

GENEREX BIOTECHNOLOGY CORPORATION

By:	/s/ Anna E. Gluskin
Anna E. Gluskin
President, Chief Executive Officer and Director

By:	/s/ Mark A. Fletcher
Mark A. Fletcher
Executive Vice-President, General Counsel

[Signature Page to Engagement Letter]

[Indemnification Letter Begins on Next Page]

{00106182.DOC.2}Members FINRA & SIPC
405 Lexington Ave. * New York, NY 10174 * tel (212) 895-3500 * (800) 724-0761 * fax (212) 895-3783 * www.maximgrp.com
New York, NY * Long Island, NY * Red Bank, NJ * Baltimore, MD

GENEREX BIOTECHNOLOGY CORPORATION

September 11, 2009

Maxim Group LLC
405 Lexington Avenue
New York, NY 10174

Gentlemen:

This letter will confirm that Generex Biotechnology Corporation has engaged Maxim Group LLC to advise and assist us in connection with the matters referred to in our letter dated September 11, 2009 (the “Engagement Letter”).  In consideration of Maxim’s agreement to act on our behalf in connection with such matters, we agree to indemnify and hold harmless Maxim and its affiliates, and the respective officers, directors, employees, agents and representatives of Maxim, its affiliates and each other person, if any, controlling Maxim or any of its affiliates (Maxim and each such other person being an “Indemnified Person”) from and against any losses, claims, damages or liabilities related to, arising out of or in connection with the engagement (the “Engagement”) under the Engagement Letter, and will reimburse each Indemnified Person for all expenses (including reasonable fees and expenses of counsel) as they are incurred in connection with investigating, preparing, pursuing or defending any action, claim, suit, investigation or proceeding related to, arising out of or in connection with the Engagement, whether or not pending or threatened and whether or not any Indemnified Person is a party.  We will not, however, be responsible for any losses, claims, damages or liabilities (or expenses relating thereto) that are judicially determined in a final ruling not subject to appeal (i) to have resulted from the gross negligence of any Indemnified Person or (ii) to have arisen from any information provided by Maxim or its officers, directors, employees, agents and representatives for use in any Prospectus Supplement or Time of Sale Supplement containing any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

We will not, without Maxim’s prior written consent (which shall not be unreasonably withheld or delayed), settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any action, claim, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is a party thereto) unless such settlement, compromise, consent or termination includes a release of each Indemnified Person from any liabilities arising out of such action, claim, suit or proceeding.  No Indemnified Person seeking indemnification, reimbursement or contribution under this agreement will, without our prior written consent, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any action, claim, suit, investigation or proceeding referred to in the preceding paragraph.

Procedure.  Upon obtaining knowledge of any claim which may give rise to indemnification not involving a Third Party Claim, the Indemnified Person shall, as promptly as practicable following the date the Indemnified Person has obtained such knowledge, give written notice (which may be delivered by facsimile transmission, with confirmation of receipt by the receiving party) of such claim for which indemnification is sought (each, a “Claim”) to us, but no failure to give such notice shall relieve us of any liability hereunder (except to the extent we have suffered actual, irreversible prejudice thereby).  The Indemnified Person, at its cost, shall furnish to us in good faith and in reasonable detail such information as the Indemnified Person may have with respect to such Claim.

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Promptly after receipt by an Indemnified Person of notice of the commencement of any action, suit or proceeding involving a Claim by a third party (each, a “Third Party Claim”) against it, such Indemnified Person will give written notice to us of the commencement of such Third Party Claim, and shall give the Indemnifying Party such information with respect thereto as we may reasonably request, but no failure to give such notice shall relieve us of any liability hereunder (except to the extent we have suffered actual, irreversible prejudice thereby).  We shall have the right, but not the obligation, to assume the defense and control the settlement of such Third Party Claim, at our cost and expense (and not as a reduction in the amount of indemnification available hereunder), using counsel selected by us and reasonably acceptable to the Indemnified Person.  If we satisfy the requirements of this agreement and desire to exercise our right to assume the defense and control the settlement of such Third Party Claim, we shall give written notice (the “Notice”) to the Indemnified Person within fourteen (14) calendar days of receipt of notice from the Indemnified Person of the commencement of or assertion of any Third Party Claim stating that we shall be responsible for such Third Party Claim.  Notwithstanding the foregoing, the Indemnified Person shall have the right: (i) to assume the defense and control the settlement (subject to our consent, which will not be unreasonably withheld or delayed) of a Third Party Claim and (ii) to employ separate counsel at our reasonable expense (provided that we shall not be required to reimburse the expenses and costs of more than one law firm) and control its own defense of a Third Party Claim if (x) the named parties to any such action (including any impleaded parties) include both the Indemnified Person and us, and the Indemnified Person shall have been advised by counsel that there are one or more legal or equitable defenses available to the Indemnified Person that are different from those available to us, (y) such Third Party Claim involves equitable or other non-monetary damages or in the reasonable judgment of the Indemnified Person, such settlement would have a continuing material adverse effect on the Indemnified Person’s business (including any material impairment of its relationships with customers and suppliers) or (z) or in the reasonable judgment of the Indemnified Person, we may not be able to satisfy fully such Third Party Claim.  In addition, if we fail to give the Indemnified Person the Notice in accordance with the terms hereof, the Indemnified Person shall have the right to assume control of the defense of and settle (subject to our consent, which will not be unreasonably withheld or delayed) the Third Party Claim and all costs incurred in connection therewith shall constitute damages of the Indemnified Person.
If at any time after we assume the defense of a Third Party Claim, any of the conditions set forth in the paragraph above are no longer satisfied, the Indemnified Person shall have the same rights as set forth above as if we never assumed the defense of such claim.

Notwithstanding the foregoing, we or the Indemnified Person, as the case may be, shall have the right to participate, at our or its own expense, in the defense of any Third Party Claim that the other party is defending.

If we assume the defense of any Third Party Claim in accordance with the terms hereof, we shall have the right, upon 30 calendar days’ prior written notice to the Indemnified Person, to consent to the entry of judgment with respect to, or otherwise settle such Third Party Claim; provided, however, that with respect to such consent to the entry of judgment or settlement, the Indemnified Person will not have any liability and will be fully indemnified with respect to all Third Party Claims.  Notwithstanding the foregoing, we shall not have the right to consent to the entry of judgment with respect to, or otherwise settle a Third Party Claim if: (i) the consent to judgment or settlement of such Third Party Claim involves equitable or other non-monetary damages against the Indemnified Person, or (ii) in the reasonable judgment of the Indemnified Person, such settlement would have a continuing effect on the Indemnified Person’s business (including any material impairment of its relationships with customers and suppliers), without the prior written consent of the Indemnified Person, which consent will not be unreasonably withheld or delayed.  In addition, the Indemnified Person shall have the sole and exclusive right to settle any Third Party Claim on such terms and conditions as it deems reasonably appropriate, (x) if we fail to assume the defense in accordance with the terms hereof, or (y) to the extent such Third Party Claim involves only equitable or other non-monetary relief, and shall have the right to settle any Third Party Claim involving monetary damages with our consent, which consent shall not be unreasonably withheld.

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The provisions of this agreement shall apply to the Engagement and any modification thereof and shall remain in full force and effect regardless of any termination or the completion of your services under the Engagement Letter.

This letter agreement may be executed in counterparts and by facsimile transmission and shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts executed and to be performed in that state.

Very truly yours,

GENEREX BIOTECHNOLOGY CORPORATION

By:	/s/ Anna E. Gluskin
Anna E. Gluskin
President, Chief Executive Officer and Director

By:	/s/ Mark A. Fletcher
Mark A. Fletcher
Executive Vice-President, General Counsel

ACCEPTED AND AGREED TO as of September 11, 2009

MAXIM GROUP LLC

By:	/s/ Clifford Teller
Clifford Teller
Executive Managing Director

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